SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549


                                   Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities
Act of 1934


Date of Report (date of earliest event reported): August 11, 1997


                           Mallon Resources Corporation
(exact name of registrant as specified in its charter)

     Colorado                 0-17267           84-1095959
(State or other             (Commission       (I.R.S. Employer
jurisdiction                File Number)      Identification No.)
of incorporation)

999 18th Street, Suite 1700, Denver, Colorado         80202
(address of principal executive offices)            (zip code)

Registrant's telephone number, including area code: (303) 293-2333 not applicable
(former name or former address, if changed since last report)


Item 4.  Changes in Registrant's Certifying Accountants

(a)   Previous independent accountants

(i)   On August 11, 1997, the Company dismissed Price Waterhouse
LLP as its independent accountants.

(ii) The reports of Price Waterhouse LLP on the consolidated financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) The registrant's Audit Committee participated in and approved the decision to change independent accountants.

(iv) In connection with its audits for the two most recent fiscal years and through August 11, 1997, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

(v) The registrant has requested that Price Waterhouse LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated August 15, 1997, is filed as Exhibit 16 to this Form 8-K.

(b)  New independent accountants

(i) The registrant engaged Arthur Andersen LLP as its new independent accountants as of August 11, 1997.


Item 7.  Financial Statements and Exhibits

(c)  Letter regarding change in certifying accountants       Exhibit 16


                              Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Mallon Resources Corporation


August 15, 1997            ___/s/ Roy K. Ross____________________
                           Roy K. Ross, Executive Vice President